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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of ScanSoft, Inc. of our report dated February 9, 2003, except as to Note 20 for which the date is March 11, 2003, relating to the consolidated financial statements of ScanSoft, Inc. and our report dated February 9, 2003 relating to the financial statement schedule of ScanSoft, Inc., which appear in this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data of ScanSoft" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 2, 2003